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Exhibit 5.1

                              October 16, 2000


Aurora Foods Inc.
1000 Union Station, Suite 300
St. Louis, MO  63103

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 7,000,000 shares of common stock, $.01 par value (the "Shares"), of Aurora Foods Inc., a Delaware corporation (the "Company") usable pursuant to awards granted under the Company's 2000 Equity Incentive Plan, (the "Plan").

     We have acted as counsel for the Company in connection with the establishment of Plan and are familiar with the actions taken by the Company in connection therewith. For purposes of this opinion, we have examined copies of the Registration Statement, the Plan and such other documents as we have deemed appropriate.

     We express no opinion as to the applicability of, compliance with, or effect of federal law or the law of any jurisdiction other than the Commonwealth of Massachusetts and the corporate laws of the State of Delaware.

     For purposes of our opinion, we have assumed that (i) any consideration received by the Company upon exercise of any award granted under the Plan will at least be equal to the par value of the Shares issuable upon the exercise of any such award, (ii) the number of Shares to be issued upon any such exercise, together with the total number of shares of Common Stock of the Company previously outstanding, will not exceed the authorized number of shares of
Common Stock specified in the Certificate of Incorporation of the Company as
then in effect and (iii) prior to issuance, the Shares will have been approved for listing on the New York Stock Exchange.
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Aurora Foods, Inc.                                                        Page 2


     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and that the Shares, when issued and sold and consideration received therefor by the Company in accordance with the terms of the Plan, will have been validly issued and will be fully paid and non-assessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement.

     It is understood that this opinion is to be used only in connection with the offer and sale of shares while the Registration Statement is in effect.

                              Very truly yours,


                              /s/ Ropes & Gray
                              Ropes & Gray